Exhibit 99.1

FOR IMMEDIATE RELEASE

Celsius Holdings, Inc. to Present at Upcoming Investor Conferences

Evercore ISI Consumer & Retail Conference, June 7th, Stifel 2022 Cross Sector Insight Conference, June 9th

BOCA RATON, FL, June 7, 2022/PRNewswire/ -- Celsius Holdings, Inc., (Nasdaq: CELH), maker of the leading global fitness drink, CELSIUS®, today announced the company will present at both the Evercore ISI Consumer & Retail Conference on June 7, 2022 and the Stifel 2022, Cross Sector Insight Conference on June 9, 2022.

Evercore ISI Consumer & Retail Conference:

Company Representatives: John Fieldly: CEO, Jarrod Langhans: CFO, Cameron Donahue: IRO

Fireside Chat Presentation: Tuesday June 7th@ 12:30pm ET

Presentation webcast link: https://wsw.com/webcast/evercore25/celh/2329976

Stifel 2022 Cross Sector Insight Conference:

Company Representative: John Fieldly: CEO, Toby David: EVP, Cameron Donahue: IRO

Fireside Chat Presentation: Thursday June 9th @ 10:20am ET

Presentation webcast link: https://wsw.com/webcast/stifel68/celh/2068396

Investor presentation: https://www.celsiusholdingsinc.com/wp-content/uploads/2022/05/CELHPPT5.16.22.pdf

About Celsius Holdings, Inc.

Celsius Holdings, Inc. (Nasdaq: CELH), is a global consumer packaged goods company with a proprietary, clinically proven formula for its master brand CELSIUS®. A lifestyle energy drink born in fitness and a pioneer in the rapidly growing energy category. CELSIUS® offers proprietary, functional, essential energy formulas clinically-proven to offer significant health benefits to its users. CELSIUS® is backed by six university studies that were published in peer-reviewed journals validating the unique benefits CELSIUS® provides. For more information, please visit: http://www.celsiusholdingsinc.com

Investor Relations:
Cameron Donahue
(651) 707-3532
cdonahue@celsius.com